For Immediate Release

Exhibit 99.1

MSL Contact:

David Holt

(978) 371-5457

david.holt@msl.com

MSL

REPORTS FIRST QUARTER 2002 EARNINGS

Exceeds Consensus Cash EPS; Announces Fifteen New

Program Wins

CONCORD, MA, (April 30, 2002) – MSL (NYSE: MSV), a full-service global electronics manufacturing services and supply chain (EMS) company, today released its results for the first quarter of fiscal 2002.

Revenues for the quarter were $215 million, a sequential decrease of 21% compared to the fourth quarter of 2001, as a result of normal seasonality and the generally soft demand environment, and a decrease of 59% from the period a year ago, reflecting a strategic shift in the Company’s customer base and overall slowdown in technology spending.  Cash EPS, which excludes non-recurring charges and amortization of goodwill and other intangibles, was $0.11 per share which exceeded the consensus estimate as reported by Thomson Financial/First Call, compared to $0.15 in the fourth quarter of 2001 and $0.16 in the period a year ago.  Net income before non-recurring charges, consisting of restructuring charges, asset write-downs and losses from a site closure in the previous quarter, was $1.7 million in the first quarter of 2002, compared with $2.6 million in the fourth quarter of 2001 and $3.9 million in the first quarter of 2001.

Earnings before interest, taxes, depreciation and amortization, as adjusted (EBITDA), was $12.1 million for the first quarter of 2002 or 5.6% of sales, compared to $13.7 million, 5.1% of sales, in the fourth quarter of 2001 and $19.7 million, 3.7% of sales, in the first quarter of 2001.

For the first quarter, MSL incurred a net loss under U.S. Generally Accepted Accounting Principles (GAAP) of $7.2 million, or a loss of $.23 per diluted share, an improvement from the net loss of $24.1 million in the fourth quarter of 2001, or a loss of $0.74 per diluted share, and compared to net income of $1.1 million, or $0.03 per diluted share, in the first quarter of the prior year.  In the quarter ended March 31, 2002, the Company recorded $5.5 million in restructuring charges and asset write-downs, consistent with its prior indications, and $3.5 million in losses representing the final costs associated with the closure of a high cost manufacturing site in the fourth quarter of 2001.

At March 31, 2002, debt, net of cash, was $21.5 million, substantially reduced from $89.7 million at December 31, 2001 and $178.4 million at the end of the first quarter of 2001.  Cash generated from operations during the quarter was approximately $29 million.

The Company also reported it won 15 new programs during the quarter, seven of which were for volume production or after market services and eight of which were for design and new product introduction services.  Nine of the programs were wins with new customers and six were with existing customers, across several target end markets.  The design and new product introduction wins include customers in the medical, industrial and security markets, and the volume production wins were for communications, peripherals and industrial products.

“During the first quarter, we successfully established our new executive management team, sharpened our focus and accelerated the addition of new programs and customers to MSL,” stated Bob Bradshaw, MSL’s CEO and President.  “I am pleased that we are off to a fast start at this exciting time in MSL’s growth and believe our successes this quarter validate MSL’s ability to play a lead role as the EMS industry rebounds.”

“We added strength to our balance sheet again this quarter through improved working capital management and the completion of a $41.5 million convertible preferred and warrant offering,” stated Bert Notini, MSL’s CFO.  “These actions further enable us to grow with our current customers, attract new customers and leverage our global capabilities.”

The Company also reported that it currently expects revenues for the second quarter to increase sequentially and be in the range of $220 million to $250 million.  After including the impact of its recent preferred share and warrant offering, the Company estimates that cash EPS for the second quarter will be in the range of $0.08 to $0.11 per share.

Non GAAP measurements, including cash net income, cash EPS and EBITDA, are presented as additional measures of operating performance and are not a substitute for earnings per share under generally accepted accounting principles.  The non GAAP measurements in this press release are reconciled to the Company’s GAAP financial statements on the following pages.

About MSL:

MSL is a leading global provider of full service electronics manufacturing and supply chain services to original equipment manufacturers (OEMs).  The company has established a global network of manufacturing facilities in the world’s major electronics markets — North America, Europe and Asia.  MSL has developed relationships with leading OEMs in a diverse set of industries such as wired and wireless communications, networking and storage equipment, computer systems and peripherals, consumer electronics, industrial equipment and commercial avionics.  MSL provides integrated supply chain solutions that address all stages of the product life cycle, including engineering and design, new product introduction, materials procurement and management, testing, printed circuit board assembly, product assembly and systems integration and assembly, order fulfillment, distribution and after-market support.

MSL differentiates itself by providing exceptional customer service, by broadly and deeply integrating our services into our OEM customer’s operations, and by leveraging information technology to connect a global network of supply, purchasing and fulfillment sites.  MSL is headquartered in Concord, Mass.  For more information, please visit the company’s Web site at www.msl.com.

Any statements in this press release about future expectations, plans and prospects for the Company, including statements containing the words “believes,” “anticipates,” “plans,” “expects,” “will,” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995.  Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: our dependence upon a relatively small number of customers; risks associated with our acquisitions of other companies or businesses; the incurrence of indebtedness and associated interest expense to fund our business strategy; the availability of critical components, particularly those from sole-source suppliers; the impact of competition within our industry; cancellations of or delays in customer orders; general economic conditions within our industry; the impact of foreign currency fluctuations and other factors specifically affecting our international operations.  In addition, the forward-looking statements included in this press release represent the Company’s estimates as of April 30, 2002.  The Company anticipates that subsequent events and developments will cause the Company’s estimates to change.  However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so.

MANUFACTURERS’ SERVICES, LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2002	April 1, 2001
Net sales	$215,366	$528,708
Cost of goods sold	197,086	494,572

Gross profit	18,280	34,136

Operating expenses:
Selling, general and administrative	22,669	26,535
Stock-based compensation	213	185
Other operating (income) expense	(800)	—

Income (loss) from operations	(3,802)	7,416

Interest expense, net	(2,994)	(5,724)
Foreign exchange gain (loss)	17	(37)

Income (loss) before provision for income taxes	(6,779)	1,655
Provision for income taxes	407	573

Net income (loss)	$(7,186)	$1,082

Net income (loss) applicable to common stock	$(7,329)	$1,082

Basic income (loss) per share
Net income (loss) applicable to common stock	$(0.23)	$0.03
Weighted average shares outstanding	32,379,089	33,442,036

Diluted income (loss) per share
Net income (loss) applicable to common stock	$(0.23)	$0.03
Weighted average shares outstanding	32,379,089	33,673,887

MANUFACTURERS’ SERVICES, LTD.

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS — Excluding Non-recurring Items

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2002	April 1, 2001
Net sales	$215,366	$528,708
Cost of goods sold	195,029	494,572

Gross profit before non-recurring items	20,337	34,136

Operating expenses:
Selling, general and administrative (1)	15,795	23,744
Stock-based compensation	213	185
Other operating (income) expense (2)	(800)	—

Income from operations before non-recurring items (1)	5,129	10,207

Interest expense, net	(2,994)	(5,724)
Foreign exchange gain (loss)	17	(37)

Income before provision for income taxes and non-recurring items	2,152	4,446
Provision for income taxes	407	573

Net income before non-recurring items	$1,745	$3,873

Diluted EPS — Net income (loss) before non-recurring items (1) (6)	$0.05	$0.12

Diluted Cash EPS (3)(5)	$0.11	$0.16

Weighted average shares outstanding — diluted	32,379,089	33,673,887

Adjusted EBITDA (4)(5)	$12,097	$19,724

(1) Non-recurring items include charges related to restructuring, asset writedowns and operating losses associated with the Company’s Salt Lake Facility .  Charges related to restructuring and asset writedowns were $5,457 and $2,791 in the first quarter of 2002 and 2001, respectively.  Losses associated with the Company’s Salt Lake City facility incurred in the first quarter of 2002, subsequent to the Company’s decision to close  the site in the fourth quarter of 2001, were $3,474.

(2) Represents the net reimbursement received in first quarter of 2002 for costs incurred in pursuing an acquisition opportunity from a prior quarter.

(3) Diluted Cash EPS is defined as net income (loss) applicable to common stock before non-recurring items and amortization of goodwill and other intangibles net of tax, divided by diluted weighted average shares outstanding.

(4) Adjusted EBITDA is defined as earnings before net interest expense, income taxes, depreciation and amortization, restructuring and other asset write-downs, stock-based compensation and other non-recurring items as well as non-operating expenses including foreign exchange gain (loss).

(5) Diluted Cash EPS, Diluted EPS — Income before provision for income tax and non-recurring items and Adjusted EBITDA are presented as additional measures of operating performance and are not a substitute for earnings per share under generally accepted accounting principles.

MANUFACTURERS’ SERVICES, LTD.

SUPPLEMENTAL DATA

(In thousands, except per share data)

(unaudited)

	Three Months Ended
	March 31, 2002	April 1, 2001

Net Income (loss) applicable to common stock	$(7,329)	$1,082

Amortization of goodwill and intangibles, net of tax	1,853	1,613

Restructuring and asset writedowns, net of tax	5,457	2,791

Losses associated with Salt Lake City facility	3,474	—

Cash earnings	$3,455	$5,486

Diluted Cash EPS	$0.11	$0.16

Weighted average shares outstanding — diluted	32,379,089	33,673,887

MANUFACTURERS’ SERVICES, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31,	December 31,
	2002	2001
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$66,362	$30,906
Accounts receivable, net	$117,682	172,822
Inventories	$105,297	126,328
Prepaid expenses and other current assets	$26,711	27,860

Total current assets	316,052	357,916

Property and equipment, net	44,953	52,681
Goodwill and other intangibles	10,069	11,947
Other assets	12,944	14,276

Total assets	$384,018	$436,820

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Current portion of long-term debt and capital lease obligations	$3,542	$6,477
Accounts payable	$111,144	150,216
Accrued expenses and other current liabilities	$37,938	49,224

Total current liablities	152,624	205,917

Long-term debt and capital lease obligations	84,356	114,083
Other liabilities	6,132	3,114

Total liabilities	243,112	323,114

Redeemable preferred stock	34,786	—

Stockholders’ equity	106,120	113,706

Total liabilities, redeemable preferred stock and stockholders’ equity	$384,018	$436,820